Exhibit 10.1

AMENDMENT TO RIGHTS AGREEMENT

This Amendment to Rights Agreement (this Amendment”) by and between TITAN PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080-1921, United States (“Titan”), and L. MOLTENI & C. DEI FRATTELLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A., a company organized and existing under the laws of Italy having its principal office at Strada Statale 67, Frazione Granatieri, Scandicci (Florence), Italy, or any of its affiliates, (“Molteni”) is being entered into as of May 16, 2018.

WHEREAS, Titan and Molteni are parties to a Rights Agreement dated March 21, 2018 (the Agreement”);

WHEREAS, Titan and Molteni desire to amend the Agreement to reflect a modification to Molteni’s board designation right.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.             Board Seat. Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following

“At any time following the conversion in whole or in part to equity of Molteni’s promissory note (the “Note”) issued in connection with the Loan Agreement in accordance with its terms until such time as Molteni ceases to beneficially own at least 1% of Titan’s issued and outstanding Common Stock, inclusive of shares issuable upon exercise of the Warrants and conversion of the Note, Molteni shall have the right to designate one member of Titan’s board of directors (the “Board”), which right may be exercised at any time and from time to time by providing written notice to Titan of such exercise and such designee (such designee, subject to the terms hereof, the “Designee”).”

2.             Counterparts. The Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.             Agreement Amended. This Amendment shall be deemed to be an amendment to the Agreement. All references to the Agreement in any other document, instrument agreement or writing hereafter shall be deemed to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	Chief Executive Officer and President

L. MOLTENI & C. DEI FRATELLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

By:	/s/ Giuseppe Seghi Recli
Name:	Giuseppe Seghi Recli
Title:	Managing Director

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